Exhibit 1






June 5, 2002




Securities and Exchange Commission
Washington, D.C. 20549

Re:      Rushmore Financial Group, Inc.
         File No.  00-24057

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Rushmore Financial Group, Inc. dated June 5, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP /s/